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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT AUDITORS, ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statements (Form S-8: Nos. 33-30696, 333-00795, 333-00793, 333-110738, and 033-30696) of
Cotton States Life Insurance Company of our reports dated February 13, 2004, with respect to the 2002 and 2003 consolidated financial statements and schedules of Cotton States Life Insurance Company included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                /s/ Ernst & Young LLP

Atlanta, Georgia
March 29, 2004